UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  July 30, 2008
(Date of earliest event reported)

CHRISTOPHER & BANKS CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number:  001-31390

Delaware	06-1195422
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2400 Xenium Lane North
Plymouth, Minnesota 55441
(Address of principal executive offices, including zip code)

(763) 551-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05  Costs Associated with Exit or Disposal Activities.

On July 31, 2008, Christopher & Banks Corporation (the “Company”) announced its decision to exit its Acorn division business.  The Board of Directors committed to and approved this exit plan on July 30, 2008.  A comprehensive review and evaluation of the Company’s Acorn division concluded that the concept has not demonstrated the potential to deliver an acceptable long-term return on the Company’s investment.

The Company currently expects to complete its exit of this business by December 31, 2008.  The Company intends to close all 36 Acorn stores.  The closure will impact approximately 80 full-time and 200 part-time positions.

As a result of the decision to close these stores, the Company estimates that it will recognize pre-tax charges of approximately $7.0 million to $10.0 million in the aggregate, consisting of:

Non-cash charges expected to be recognized during the second, third and fourth quarters of fiscal 2009 of approximately $1.6 million consisting of long-lived asset impairment charges, depreciation and amortization of unimpaired long-lived assets and inventory liquidation losses.

Cash charges expected to be recognized during the second, third and fourth quarters of fiscal 2009 in the range of $5.4 million to $8.4 million consisting of approximately:

•                  $4.2 million to $6.9 million in real estate operating lease termination-related costs, to be included as part of merchandise, buying and occupancy expenses;

•                  $0.6 million to $0.8 million in miscellaneous store closing and other associated costs; and

•                  $0.6 million to $0.7 million in retention and severance expenses.

The above estimated costs and charges are preliminary and may vary materially based on various factors, including timing in execution of the exit plan, outcome of negotiations with landlords and other third parties, inventory levels, the degree of success in liquidating the Acorn inventory and changes in management’s assumptions and projections.

This report contains forward-looking statements, including those regarding (1) the Company’s anticipated timing of the exit of the Acorn business; (2) the number of Company employees likely to be impacted by the decision; and (3) estimates of the pre-tax and cash charges expected to be incurred in the second, third and fourth fiscal quarters in association with the closure of the Acorn division.  These statements are based on management’s current expectations and are subject to a number of uncertainties and risks, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our actual results to differ materially from those expressed or implied by the forward-looking statements.  Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, but are not limited to: (1) exit plan inventory levels; (2) our ability to liquidate the Acorn division inventory at or above anticipated margins; (3) our ability to negotiate lease buy-outs or terminations on acceptable financial and business terms; (4) general economic conditions including the impact of higher fuel, energy and food prices, and uncertainty in the financial and credit markets that could lead to a reduction in store traffic and in consumer spending on women’s apparel; (5) unanticipated costs or delays associated with the closure of the Acorn division; (6) competitive influences, including promotional and pricing competition and the lack of acceptance of the Company’s merchandise offerings; and (7) other risks and uncertainties described in our documents filed with the SEC, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Item 2.06  Material Impairments.

The information set forth in Item 2.05 is incorporated by reference into this Item 2.06.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  Approval of the Amended and Restated Christopher & Banks Corporation 2006 Equity Incentive Plan for Non-Employee Directors

On July 30, 2008, at the Company’s 2008 Annual Meeting of Stockholders (the “Annual Meeting”), the Company’s stockholders approved an amendment to the Christopher & Banks 2006 Equity Incentive Plan for Non-Employee Directors (as amended, the “2006 Directors Plan”) to increase the shares reserved for issuance under the 2006 Directors Plan from 300,000 to 625,000 shares.  Under the 2006 Directors Plan, the Board or one or more committees appointed by the Board may award non-qualified stock options, restricted stock awards, restricted stock unit awards, performance share awards, performance unit awards or stock appreciation rights to non-employee directors of the Company or any subsidiary of the Company.

The full text of the Amended and Restated Christopher & Banks Corporation 2006 Equity Incentive Plan for Non-Employee Directors is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.  A detailed summary of the plan can be found in the Company’s Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on June 12, 2008.

Approval of the Amended and Restated Christopher & Banks Corporation 2005 Stock Incentive Plan

On July 30, 2008, at the Annual Meeting, the Company’s stockholders approved the Amended and Restated Christopher & Banks Corporation 2005 Stock Incentive Plan (the “Amended and Restated Plan”).  Similar to the prior version of the plan (the “Prior Plan”), the Amended and Restated Plan authorizes the award of stock options, stock appreciation rights and restricted stock.  In addition, the Amended and Restated Plan adopted by the Company’s stockholders:

•                  Also allows for the award of restricted stock units;

•                  Increases the number of shares authorized for issuance from 1,800,000 to 2,975,000 shares;

•                  Increases the number of shares that may be issued for awards of incentive stock options from 1,800,000 to 2,975,000 shares;

•                  Increases the maximum number of shares of common stock with respect to which stock options and stock appreciation rights in the aggregate may be granted to any one participant during any calendar year from 98,700 to 250,000 shares; and

•                  Increases the maximum number of shares of common stock with respect to which awards of restricted stock and restricted stock units in the aggregate may be granted to any one participant during any calendar year from 49,300 shares to 250,000 shares.

No other material amendments to the Prior Plan were contained in the Amended and Restated Plan.

This description of the Amended and Restated Christopher & Banks Corporation 2005 Stock Incentive Plan is qualified in its entirety by reference to the full text of the plan, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.  A more detailed description of the Amended and Restated Christopher & Banks Corporation 2005 Stock Incentive Plan can be found in the Company’s Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on June 12, 2008.

Approval of Amended and Restated Executive Employment Agreement with Monica Dahl

On July 31, 2008, the Company entered into an Amended and Restated Executive Employment Agreement with Monica Dahl, effective as of July 31, 2008 (the “Amended Agreement”).  The Company and Ms. Dahl previously executed an Executive Employment Agreement, effective as of August 6, 2006 (the “Prior Agreement”).  The term of the Amended Agreement, which supersedes and replaces the Prior Agreement, is from July 31, 2008 through February 28, 2010.  The Amended Agreement provides the following:

•                  Ms. Dahl will be employed at-will as the Company’s Senior Vice President, Planning & Allocation and e-Commerce.  Ms. Dahl previously was the Company’s Executive Vice President and Chief Operating Officer.

•                  Ms. Dahl is eligible for potential equity awards in accordance with the guidelines and parameters that are used in the normal course of business by the Company’s Compensation Committee.

•                  Ms. Dahl is eligible to receive annual bonuses in accordance with the Company’s senior executive incentive plan as in effect and approved by the Board of Directors or Compensation Committee from time to time.

•                  Ms. Dahl is entitled to participate in the various other employee benefit plans and programs applicable to senior executives of the Company, including, but not limited to, medical, life and other benefits.

•                  Ms. Dahl’s annual base salary will initially remain at $375,000 but will adjust to $325,000 effective March 1, 2009, and to $250,000 effective June 1, 2009.

•                  The Company will continue to pay to Ms. Dahl a car allowance of $1,000 per month through the earlier of (1) February 28, 2009, or (2) the end of Ms. Dahl’s employment.

•                  Ms. Dahl is entitled, during each full calendar year in which the Amended Agreement remains in effect, to 23 days of paid time off.

•                  The Company, at its own expense, will continue to provide $1,000,000 of life insurance coverage on Ms. Dahl’s life through the earlier of (1) February 28, 2009, or (2) the end of Ms. Dahl’s employment.

•                  During Ms. Dahl’s employment and for a period of one year after the end of Ms. Dahl’s employment, Ms. Dahl will not compete with the Company, will not solicit the Company’s employees and will not engage, or interfere in the Company’s relationships with, any of the Company’s vendors and suppliers.

•                  If, on or before February 28, 2009 and within 12 months following a Change of Control, Ms. Dahl’s employment is terminated by the Company without Cause or by Ms. Dahl for Good Reason, then (1) all restricted stock held by Ms. Dahl will vest immediately and (2) in addition to any severance pay and benefits described below, Ms. Dahl will be entitled to receive a lump sum payment equivalent to one year of her then-current base salary.

•                  In the event that the Company terminates Ms. Dahl’s employment without Cause, Ms. Dahl will be entitled to receive severance payments as follows: (1) if Ms. Dahl’s employment is terminated without Cause on or before February 28, 2009, Ms. Dahl will receive a severance payment in the amount of $375,000;  (2) if Ms. Dahl’s employment is terminated without Cause after February 28, 2009 but on or before February 28, 2010, Ms. Dahl will receive a severance payment in the amount of $250,000; provided, however, that such severance payments shall be offset by compensation Ms. Dahl earns through other employment or consulting arrangements during the severance period.

The terms “Cause,” “Good Reason” and “Change of Control” are defined in the Amended Agreement.  The foregoing summary of the Amended Agreement is qualified in its entirety by reference to the Amended Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

With the realignment of Ms. Dahl’s duties, the Company’s Real Estate and Logistics functions will report directly to Lorna Nagler, Chief Executive Officer.  The Company has no current intention of filling the Chief Operating Officer position.

Item 7.01  Regulation FD Disclosure.

A copy of the press release announcing, among other things, the planned closing of the Company’s Acorn business is furnished as Exhibit 99.1 to this Current Report on Form 8-K.  The press release should be read in conjunction with the note regarding forward-looking statements, which is included in the text of the press release.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

10.1                           Amended and Restated Christopher & Banks Corporation 2006 Equity Incentive Plan for Non-Employee Directors.

10.2                           Amended and Restated Christopher & Banks Corporation 2005 Stock Incentive Plan.

10.3                           Amended and Restated Executive Employment Agreement between Christopher & Banks Corporation and Monica Dahl, effective as of July 31, 2008.

99.1                           Press release, dated July 31, 2008, of Christopher & Banks Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHRISTOPHER & BANKS CORPORATION

By:	/s/ Andrew K. Moller
Andrew K. Moller
Executive Vice President and Chief Financial Officer

Date: August 5, 2008

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amended and Restated Christopher & Banks Corporation 2006 Equity Incentive Plan for Non-Employee Directors.

10.2	Amended and Restated Christopher & Banks Corporation 2005 Stock Incentive Plan.

10.3	Amended and Restated Executive Employment Agreement between Christopher & Banks Corporation and Monica Dahl, effective as of July 31, 2008.

99.1	Press release, dated July 31, 2008, of Christopher & Banks Corporation.